UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 6, 2014

(Date of earliest event reported)

PUISSANT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	333-17422	27-0543309
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 Whitley Street, London, Kentucky	40743
(Address of principal executive offices)	(Zip Code)

(606) 864-3161
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 3 – Securities and Trading Markets

ITEM 3.02. Unregistered Sales of Equity Securities

The registrant, Puissant Industries, Inc. is referred to herein as “we”, “our” or “us”.

Effective as of October 6, 2014, our Board of Directors deemed it in their best interests to issue four hundred thousand (400,000) common stock shares each to our officers for their performance in 2013 and 2014, which issuances total 1,200,000 shares (the"Shares"):

a) Mark Holbrook – Chief Executive Officer

b) Cora Holbrook – Chief Financial Officer/Secretary/Treasurer

c) Marshall Holbrook – Vice President

Our Board of Directors approved of the issuance of the Shares for enabling us to affect material revenue increases, increasing oil and natural gas reserves, adding development acreage for future development, acquiring pipeline, wells and production facilities, adding a new product sales point and constructing new compressor station facilities.

The issuance of the Shares constitutes 11.1% of our issued and outstanding shares based on 10,729,205 shares issued and outstanding as of October 6, 2014.

Pursuant to a Share Dividend of two shares for every 10 shares held on the Record Date of September 4, 2014 and taking into account the approximately 2,105,842 additional share dividend shares that will be issued on the Payable Date of October 17, 2014 (assuming no additional shares are issued between October 6, 2014 and the Payable Date of October 17, 2014), the issuance of the Shares will constitute 8.5% of our issued and outstanding shares based on the approximately 14,035,047 shares issued and outstanding as of the Payable Date of October 17, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUISSANT INDUSTRIES, INC.

Date: October 6, 2014	By:	/s/ Mark Holbrook
President and Chief Executive Officer